Exhibit 99(c)(6)

Project Oak Tree

Potential Buyers Contact Summary

CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND NOTED WITH “**”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN SUBMITTED SEPARATELY TO THE U.S. SECURITIES AND EXCHANGE COMMISSION.

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Champions of Growth

January 11, 2005

Potential Buyers Contact Summary

Strategic Buyers Contact Summary – Tier I

	Made	Sent		NDA	Mgmt.
Names to Contact	Contact	Teaser / NDA	Decline	Executed	Presentation	Comments

**	x					Will hear back later this month.
**	x	x				Sent Teaser. Waiting to hear back from technology team.
**	x					Sent e-mail; waiting to hear back.
**	x					Initiated contact. Waiting to hear back.
**						Hold off for now.
**						Internally focused in the short term.

Total 6	4	1	0	0	0

Declined

	Made	Sent		NDA	Mgmt.
Names to Contact	Contact	Teaser / NDA	Decline	Executed	Presentation	Comments

**	x	x	x			Familiar with Oak Tree; focused on integrating ** acquisition; “Not the right time”.
**	x	x	x			Getting acquired by **.
**	x	x	x			Sector is generally of interest but prefer organic and other “viable” opportunities.
**	x	x	x			Not interested; sector is of interest but “not the right time”.
**	x		x			Declined; Pursuing organic initiatives.
**	x	x	x			Declined; TWP to follow-up up to get more color.

Total 6	6	5	6	0	0

**  Confidential material redacted and submitted separately to the Securities and Exchange Commission.

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Potential Buyers Contact Summary

Financial Buyers Contact Summary – Tier I

	Made	Sent		NDA	Mgmt.
Names to Contact	Contact	Teaser / NDA	Decline	Executed	Presentation	Comments

Austin Ventures	x	x		x	x	Requested additional information on projections / Capex.

Total 1	1	1	0	1	1

Declined

	Made	Sent		NDA	Mgmt.
Names to Contact	Contact	Teaser / NDA	Decline	Executed	Presentation	Comments

**	x	x	x			Lack of scale; negative cash flow; might need additional investment.
**	x	x	x			Declined; Lack of scale.
**	x		x			Declined; lack of scale.
**	x	x	x			Declined; Busy integrating **.
**	x	x	x			Declined; TWP to get more color.
**	x	x	x			Subscale / negative cash flows / uncomfortable with using Oak Tree as a platform, given assumption that they’d likely need to complement with additional acquisitions.
**	x	x	x	x	x	Declined; Lack of scale.
**	x	x	x			Expressed concerns about scale (min. $40M run rate).

Total 8	8	7	8	1	1

** Confidential material redacted and submitted separately to the Securities and Exchange Commission.

Potential Tier II Partners

Strategic Buyers

	Made	Sent		NDA	Mgmt.
Names to Contact	Contact	Teaser / NDA	Decline	Executed	Presentation	Comments

**	x					Initiated contact.
**	x	x				Initiated contact; Sent teaser.
**						Barry Reiter to contact Chairman of Board (**).
**	x					Initiated contact.
**	x					Will schedule time to discuss in greater detail.

Total 5	4	1	0	0	0

** Confidential material redacted and submitted separately to the Securities and Exchange Commission.